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Exhibit 5(b)

PLEASE MAKE CHECKS PAYABLE TO: Protective Life Insurance Company
Overnight: { Annuity New Business 2801 Hwy 280 South Birmingham, AL 35223 }	U. S. Postal Mail: { Annuity New Business P. O. Box 10648 Birmingham, AL 35202-0648 }
Home Office: Nashville Tennessee

Variable Annuity Application

Owner 1 Name, Street, City State, Zip Code	☐ Male	☐ Female
Birthdate (mm/dd/yyyy)
Tax ID/ Social Security #
Owner 2 Name, Street, City State, Zip Code	☐ Male	☐ Female
Birthdate (mm/dd/yyyy)
Tax ID/ Social Security #
Annuitant Name, Street, City State, Zip Code	☐ Male	☐ Female
Birthdate (mm/dd/yyyy)
Tax ID/ Social Security #

Beneficiary, if there is no surviving Owner. Use 'Special Remarks' if additional space is needed.

Name	Relationship to Owner	Percentage
Primary:
Contingent:

Initial Purchase Payment  $                        (minimum $5,000 non-qualified, $2,000 qualified)

Funding Source (choose one):	☐ Cash	☐ Non-Qualified 1035 Exchange	☐ Non-Insurance Exchange
	☐ Direct Rollover	☐ Indirect Rollover	☐ Transfer
Plan Type (choose one):	☐ Non-Qualified	☐ IRA	☐ Roth IRA	☐ Other
If an IRA purchase payment includes new contributions, please complete the following:	$ (Amount) (Tax Year)
$ (Amount) (Tax Year)

Death Benefit—Select one death benefit.

☐ Contract Value
☐ Return of Purchase Payments with CoverPay® Fee	☐ * Maximum Anniversary Value with CoverPay® Fee
☐ Return of Purchase Payments with ValuPay® Fee	☐ * Maximum Anniversary Value with ValuPay® Fee

*
THE MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT IS NOT AVAILABLE IF ANY OWNER OR ANNUITANT IS AGE 76 OR OLDER.

SecurePay Withdrawal Benefitsm—You may purchase and configure SecurePay now, or use the RightTimesm option to purchase and configure it anytime prior to the oldest Owner's or Annuitant's 86th birthday, if we are offering it at that time. Your initial annual cost for SecurePay will be the current cost on the Rider Effective Date and will be shown on the SecurePay rider schedule(s).

To purchase SecurePay now: a) select one benefit configuration; b) allocate your Purchase Payment using whole percentages; and, c) select one Benefit Allocation Model. Then, skip page 2 and continue on page 3.

a. Select a Benefit Configuration: (Choose one)	☐ SecurePay ☐ SecurePay with GMAB	☐ ** SecurePay with Roll-up ☐ ** SecurePay with Roll-up and GMAB
b. Purchase Payment Allocation: (Must equal 100%. DCA transfers will be made into the Benefit Allocation Model according your instructions on page 3.)	% DCA Fixed Account 1 % DCA Fixed Account 2 % Benefit Allocation Model	c. Benefit Allocation Model: { (Choose one)	A. Income Focus B. Income Plus Growth C. Balanced D. Growth and Income }

**
ROLL-UP (WITH OR WITHOUT GMAB) IS NOT AVAILABLE IF ANY OWNER OR ANNUITANT IS YOUNGER THAN AGE 55.

A variable annuity contract is not a deposit or obligation of, or guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency and is subject to investment risk, including the possible loss of principal.

SKIP THIS PAGE IF YOU SELECTED THE SECUREPAY WITHDRAWAL BENEFITSM

Unless you selected the SecurePay Withdrawal Benefitsm, you may allocate the Purchase Payment to either:

the Guaranteed Account and one Model Portfolio             -or-            the Guaranteed Account and the Sub-Accounts.

Unless you give us instructions for allocating subsequent Purchase Payments when you make them, we will allocate them using the DCA Destination Allocation (column 2) if completed, and if not, the Purchase Payment Allocation (column 1). Please allocate in whole percentages. The Purchase Payment allocation percentages must equal 100%.

Guaranteed Account—Indicate the percentage of the initial Purchase Payment to be allocated to these Guaranteed Accounts, if any.

            DCA Fixed Account 1                        % DCA Fixed Account 2

Model Portfolios

Do you want to allocate the remainder of the initial Purchase Payment to a Model Portfolio?

  •
  If 'Yes', select one Model Portfolio below, skip the 'Sub-Accounts' section, and continue on page 3.

  •
  If 'No', complete the 'Sub-Accounts' section to finish allocating your purchase payment, then continue on page 3.

{ ☐ A. Income Focus    ☐ B. Income Plus Growth    ☐ C. Balanced    ☐ D. Growth and Income    ☐ E. Aggressive Growth }

Amounts allocated to a DCA Fixed Account will automatically be transferred the Model Portfolio you select according to the Dollar Cost Averaging instructions on page 3.

Sub-Accounts of the Protective Variable Annuity Separate Account—Skip this section if you selected a Model Portfolio.

Purchase Payment		DCA Destination
{ Fidelity
	%		%	VIP Contrafund® SC2*
	%		%	VIP Equity-Income SC2*
	%		%	VIP Growth SC2*
	%		%	VIP Index 500 SC2*
	%		%	VIP Investment Grade Bond SC2*
	%		%	VIP Mid Cap SC2*
*SC2 = Service Class 2
Franklin Templeton
	%		%	Franklin Flex Cap Growth Class 2
	%		%	Franklin Income Class 2
	%		%	Franklin Rising Dividends Class 2
	%		%	Franklin Small-Mid Cap Growth Class 2
	%		%	Franklin U. S. Government Class 2
	%		%	Mutual Shares Class 2
	%		%	Templeton Foreign Class 2
	%		%	Templeton Global Income Securities Class 2
	%		%	Templeton Growth Class 2
Goldman Sachs
	%		%	Capital Growth
	%		%	Growth and Income
	%		%	Strategic International Equity
	%		%	Structured Small Cap Equity
	%		%	Structured U. S. Equity
	%		%	Growth and Income Class II
Lord Abbett
	%		%	America's Value
	%		%	Bond-Debenture
	%		%	Growth and Income
	%		%	Growth Opportunities
	%		%	Mid-Cap Value
MFS Investment Management
	%		%	Emerging Growth SS*
	%		%	Investors Growth Stock SS*
	%		%	Investors Trust SS*
	%		%	New Discovery SS*
	%		%	Research SS*
	%		%	Total Return SS*
	%		%	Utilities SS*
*SS = Service Class
OppenheimerFunds
	%		%	Capital Appreciation SS*
	%		%	Global Securities SS*
	%		%	High Income SS*
	%		%	Main Street® SS*
	%		%	MidCap SS*
	%	N/A	%	Money
	%		%	Strategic Bond SS*
* SS = Service Class
Van Kampen
	%		%	Aggressive Growth Class II
	%		%	Comstock Class II
	%		%	Enterprise Class II
	%		%	Government Class II
	%		%	Growth and Income Class II
	%		%	Strategic Growth Class II
	%		%	UIF Equity and Income Class II }

☐ Dollar Cost Averaging—Please make DCA transfers on the            day of each month (1st - 28th) from the account(s) below into the Allocation Options indicated on the previous page according to the percentages in the "DCA Destination" columns.

☐ DCA Fixed Account 1 for            months (3 - 6 months).

☐ DCA Fixed Account 2 for            months (7 - 12 months).

☐                                                                                                   for            months.
    (Other Allocation Option—Not available if the SecurePay Withdrawal Benefitsm is selected.)

☐ Automatic Purchase Payment Plan—The minimum initial Purchase Payment is required, after which Automatic Purchase Payments may begin. If Automatic Purchase Payments are made, Partial Automatic Withdrawals cannot be selected. (Attach voided check.)

I authorize Protective Life to collect $                                           (minimum $50)            monthly                 quarterly    on the            day of the month (1st - 28th) by initiating automatic deductions from my account.

☐ Partial Automatic Withdrawals—A minimum Purchase Payment of $5,000 is required to begin surrenders through Partial Automatic Withdrawals. The minimum withdrawal amount is $100. You may withdraw up to 10% of your initial Purchase Payment(s) without a surrender charge during the first Contract Year. Partial Automatic Withdrawals will be taken pro-rata from the Allocation Options and will be made only by electronic funds transfer. If you elect to take Partial Automatic Withdrawals, we will not accept Automatic Purchase Payments. This election will remain in effect until changed or revoked, which you may do at any time. (Attach voided check.)

Please withdraw $                                                           monthly        quarterly    on the            day of the month (1st - 28th).

NOTICE OF TAX WITHHOLDING ON DISTRIBUTIONS OR WITHDRAWALS

        The taxable portion of annuity distributions are subject to federal income tax withholding unless you elect otherwise. You may elect "no withholding' by selecting that option below and completing the application. You may change or revoke your election at any time. This withholding election will not apply to withdrawals from your Contract that are not Partial Automatic Withdrawals—you will need to make a separate election for each non-automatic withdrawal. You must provide us your correct Social Security or Tax Identification Number in order to elect out of withholding. If you do not respond by the date your distributions are scheduled to begin, federal income tax and any applicable state income tax will be withheld from the taxable portion of your distribution.

        If you elect not to have withholding apply to your distributions or if you do not have enough federal income tax withheld, you may be responsible for payment of estimated tax and may incur a penalty under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Even if you elect not to have federal income tax withheld from your distributions you are liable for payment of federal income tax on the taxable portion of each payment to you. Withdrawals prior to age 59 1/2 may be subject to a 10% penalty on the taxable portion of the distribution.

WITHHOLDING ELECTION

PLEASE CHECK ONE ELECTION, ONLY

☐
I have read the above information and DO NOT want to have federal income tax or state income tax (where applicable) withheld from my distribution.

☐
I have read the above information and DO want to have federal income tax withheld from my distribution at the rate of            %. (Do not indicate a percentage less than 10%—if no percentage is indicated we will withhold at the applicable tax rate.)

☐
I have read the above information and I DO want to have federal income tax withheld from my distribution at the applicable tax rate. Please withhold an additional $                                           (flat dollar amount) per distribution.

In some states, if federal income tax is withheld, state withholding will also apply.

☐ Portfolio Rebalancing—Please rebalance my Variable Account    quarterly     semi-annually    annually on the            day of the month (1st - 28th) according to my current Variable Account Purchase Payment allocation.

If you selected the SecurePay Withdrawal Benefitsm, you must select a Portfolio Rebalancing frequency.

☐ Special Remarks

{ NOTICE TO RESIDENTS OF AZ:    On written request you may ask us to provide you within ten business days, or 30 calendar days if you are 65 or older, additional factual information regarding the benefits and provisions of this Contract. If for any reason you are not satisfied, you may cancel the Contract within that period after you receive it by returning the Contract to our office, or the agent who sold it with a written request for cancellation. Return of this Contract by mail is effective on receipt by us. The returned Contract will be treated as if we had never issued it. We will promptly return the Contract Value. This may be more or less than the Purchase Payment(s).

NOTICE TO RESIDENTS OF CO:    It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory agencies.

NOTICE TO RESIDENTS OF FL: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER, FILES A STATEMENT OF CLAIM OR APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY IN THE THIRD DEGREE.

NOTICE TO RESIDENTS OF NJ:    Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTICE TO RESIDENTS OF AR, DC, KY, LA, ME, NM, OH, PA and TN:    Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

NOTICE TO RESIDENTS OF WA:    It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits. }

	YES	NO
Suitability
Did you receive a current prospectus for this annuity?	☐	☐
Do you believe the annuity meets your financial objectives and anticipated needs?	☐	☐
Transfer Authorizations
I authorize the company to honor my telephone instructions for transfers among the investment options.	☐	☐
I authorize the company to honor my agent's telephone instructions for transfers among the investment options.	☐	☐
Replacement
Do you currently have an existing annuity contract or life insurance policy?	☐	☐
Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?	☐	☐

If "YES' please complete the section below: (Use' Special Remarks' if additional space is needed.)

Company Name:	Policy Number(s):
Company Name:	Policy Number(s):

NO BANK GUARANTEE    •    NOT INSURED BY ANY GOVERNMENT AGENCY    •    NOT A DEPOSIT

Variable annuities involve investment risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount.

I understand this application will be part of the annuity contract. The information I provide is true and correct to the best of my knowledge and belief. The company will treat my statements as representations and not warranties. The Company may accept instructions from any Owner on behalf of all Owners.

Application signed at:		on		.
	(City and State)		(Date)
Owner 1:	Owner 2:	Owner 1 Phone #	..

Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity.

Producer Report—This section must be completed and signed before the Contract can be issued.

To the best of your knowledge and belief, does the applicant have any existing life insurance policy or annuity contract?	☐ Yes	☐ No
To the best of your knowledge and belief, does this annuity purchase change or replace any existing annuity or life insurance?	☐ Yes	☐ No

I determined the suitability of this annuity product to the applicant's financial objectives and situation by inquiring into the applicant's:

☐ financial status    ☐ tax status    ☐ investment objectives    ☐ other relevant information

Comments:

Type of unexpired government-issued photo I.D used to verify the applicant's identity?                        #

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Sign Producer Name:	Print Producer Name:
Producer #:	Agency /Brokerage:
Producer Phone #:	FL Lic. # (if applicable)

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  Exhibit 5(b)
NOTICE OF TAX WITHHOLDING ON DISTRIBUTIONS OR WITHDRAWALS
WITHHOLDING ELECTION